EXHIBIT 10.2

[●], 2012

BGS Acquisition Corp.
c/o Cesar Baez
152 West 57th Street, 34th Floor
New York, New York 10019

The PrinceRidge Group LLC
1633 Broadway, 28th Floor
New York, New York 10019
Attn: Stuart Sugarman

           Re:                      Initial Public Offering

Ladies and Gentlemen:

This letter (“Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into, or proposed to be entered into, by and between BGS Acquisition Corp., a British Virgin Islands business company with limited liability (the “Company”) and The PrinceRidge Group LLC, as representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Offering”) of 4,000,000 of the Company’s units (the “Units”), each comprised of one ordinary share, no par value, of the Company (“Ordinary Share”) and one warrant exercisable for one Ordinary Share (each, a “Warrant”). The Units sold in the Offering shall be listed on the NASDAQ Capital Market pursuant to a registration statement on Form F-1, No. 333-178780 (the “Registration Statement”), and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”). Certain capitalized terms used herein are defined in paragraph 15 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Julio Gutierrez (“Gutierrez”), each Initial Investor and each officer and director of the Company (each, including Gutierrez, an “Insider”) hereby agree with the Company as follows:

1.           Each Insider hereby agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, such Insider shall vote all Ordinary Shares held and any shares acquired by such Insider in the Offering or the secondary public market in favor of such proposed Business Combination.

2. (a)     Each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 15 months (or 18 months if the Company has entered into a definitive agreement with a target company within such 15 month period but has not yet consummated a Business Combination) from the closing date of the Offering  (the “Termination Date”), such Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, redeem the Public Shares held by the Public Shareholders, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest, but net of taxes payable and net of interest withdrawn for working capital purposes, divided by the number of then outstanding Public Shares held by Public Shareholders, subject in each case to the Company’s obligations under British Virgin Islands law to provide for claims of creditors and other requirements of applicable law and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining shareholders, as part of the Company’s plan of dissolution and liquidation subject, in each case, to the Company’s obligations under British Virgin Islands law to provide for claims of creditors and the requirements of other applicable law.

(b)         Each of the Company and the Insiders hereby agrees not to propose any amendment to the Company's amended and restated memorandum and articles of association that would affect the substance or timing of the Company's redemption obligation, as described in the Registration Statement and Prospectus.

(c)         Each Insider acknowledges that such Insider has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Trust Account with respect to any securities of the Company, other than any Public Shares that may be held by such Insider.

(d)         Each Insider hereby further waives, with respect to any Ordinary Shares held by such Insider, any redemption rights such Insider may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase Ordinary Shares (although each Insider shall be entitled to redemption and liquidation rights with respect to any Public Shares) such Insider holds if the Company fails to consummate a Business Combination on or prior to the Termination Date.

3. (a)     To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 600,000 Units (as described in the Registration Statement and the Prospectus), Gutierrez shall return to the Company for cancellation, at no cost, the number of Founder Shares held by Gutierrez determined by multiplying 200,000 by a fraction: (i) the numerator of which is 600,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 600,000.  Gutierrez further agrees that to the extent that: (A) the size of the Offering is increased or decreased and (B) Gutierrez has either purchased or sold Ordinary Shares or an adjustment to the number of Founder Shares has been effected by way of a stock split, stock dividend, reverse stock split, contribution back to capital or otherwise, in each case in connection with such increase or decrease in the size of the Offering, then, (x) the references to 600,000 in the numerator and denominator of the formula in the immediately preceding sentence shall be changed to a number equal to 15% of the number of Units issued in the Offering and (y) the reference to 200,000 in the formula set forth in the immediately preceding sentence shall be adjusted to such number of Founder Shares that Gutierrez would have to return to the Company in order to hold 25% of the Company’s issued and outstanding Ordinary Shares after the Offering (assuming the Underwriters do not exercise their over-allotment option).

(b)         In the case of any of the Founder Shares owned by Gutierrez that are not subject to forfeiture pursuant to paragraph 3(a) above, until such time (such applicable period set forth below being the “Founder Lock-Up Period”) as (A) (i) with respect to 20% of the Founder Shares, upon consummation of the Business Combination; (ii) with respect to 20% of the Founder Shares, when the closing price of the Ordinary Shares exceeds $12.00 for any 20 trading days within a 30 trading day period following the consummation of the Business Combination; (iii) with respect to 20% of the Founder Shares, when the closing price of the Ordinary Shares exceeds $13.50 for any 20 trading days within a 30 trading day period following the consummation of the Business Combination; (iv) with respect to 20% of the Founder Shares, when the closing price of the Ordinary Shares exceeds $15.00 for any 20 trading days within a 30 trading day period following the consummation of the Business Combination; and (v) with respect to 20% of the Founder Shares, when the closing price of the Ordinary Shares exceeds $17.00 for any 20 trading days within a 30 trading day period following the consummation of the Business Combination (in all cases, as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like); and (B) with the respect to 100% of the Founder Shares, the consummation by the Company of any liquidation, acquisition, share exchange, share reconstruction and amalgamation or contractual control arrangement or other similar transaction subsequent to the consummation of the initial Business Combination which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property or results in the directors and officers of the Company ceasing to comprise a majority of the board of directors (in the case of directors) or management (in the case of the officers) of the surviving entity, Gutierrez shall not, except as described in the Registration Statement and the Prospectus, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), with respect to the Founder Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Founder Shares, whether any such transaction is to be settled by delivery of the Ordinary Shares or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (b)(i) or (b)(ii).

(c)         Until 30 days after the consummation of the Business Combination (“Investor Warrant Lock-Up Period”), the Initial Investors shall not, except as described in the Registration Statement, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to the Investor Warrants or shares of Common Stock underlying the Investor Warrants, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Investor Warrants or shares of Common Stock underlying the Investor Warrants, whether any such transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (c)(i) or (c)(ii).

(d)         Notwithstanding the provisions contained in paragraph 3(b) herein, an Insider may transfer any of the Founder Shares: (i) to the Company’s officers or directors, any affiliates or family members of any of such officers or directors, Gutierrez, or any affiliates of Gutierrez; (ii) by gift to a member of Gutierrez’s immediate family or to a trust, the beneficiary of which is Gutierrez or a member of Gutierrez’s immediate family, an affiliate of Gutierrez or to a charitable organization; (iii) by virtue of laws of descent and distribution upon death of an Insider; (iv) pursuant to a qualified domestic relations order; (v) in the event of the Company’s liquidation prior to the completion of the Company’s initial Business Combination; or (vi) in the event that the Company consummates a liquidation, merger, stock exchange or other similar transaction that results in all of its shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the consummation of the Company’s initial Business Combination; provided, however, that, in the case of clauses (i) through (v), these permitted transferees enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in paragraph 3(b) herein.

(e)         Notwithstanding the provisions contained in paragraph 3(c) herein, an Initial Investor may transfer any of the Investor Warrants: (i) to the Company’s officers or directors, any affiliates or family members of any of such officers or directors, Gutierrez, or any affiliates of Gutierrez; (ii) by gift to a member of such Initial Investor’s immediate family or to a trust, the beneficiary of which is such Initial Investor or a member of such Initial Investor’s immediate family, an affiliate of such Initial Investor or to a charitable organization; (iii) by virtue of laws of descent and distribution upon death of an Initial Investor; (iv) pursuant to a qualified domestic relations order; (v) in the event of the Company’s liquidation prior to the completion of the Company’s initial Business Combination; or (vi) in the event that the Company consummates a liquidation, merger, stock exchange or other similar transaction that results in all of its shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the consummation of the Company’s initial Business Combination; provided, however, that, in the case of clauses (i) through (v), these permitted transferees enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in paragraph 3(c) herein.

(f)          Further, each Insider agrees that after the Founder Lock-Up Period or the Investor Lock-up Period, as applicable, has elapsed, the Founder Shares or Investor Warrants owned by such Insider shall only be transferable or saleable pursuant to a sale registered under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an available exemption from registration under the Securities Act. The Company and each Insider acknowledge that pursuant to that certain registration rights agreement to be entered into between the Company and the Insiders, the Insiders may request that a registration statement relating to the Founder Shares or the Investor Warrants be filed with the Commission prior to the end of the Founder Lock-Up Period or the Investor Lock-up Period, as applicable; provided, however, that such registration statement does not become effective prior to the end of the Founder Lock-Up Period or the Investor Lock-up Period, as applicable.

(g)         Subject to the limitations described herein, each Insider shall retain all of its rights as a securityholder during the Founder Lockup Period and Investor Warrant Lockup Period, as applicable, including, without limitation, the right to vote any Founder Shares.

(h)         During the Founder Lock-Up Period or the Investor Warrant Lock-Up Period, as the case may be, all dividends payable in cash with respect to such securities shall be paid, as applicable, to each Insider, but all dividends payable in Ordinary Shares or other non-cash property and all additional Warrants issuable in accordance with the terms of the Investor Warrants shall become subject to the applicable lock-up period as described herein and shall be released from such lock-up in accordance with the provisions of this paragraph 3.

4.           Without limiting the provisions of paragraph 3 hereof, during the period commencing on the date of the Underwriting Agreement and ending 180 days after such date, each Insider shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by such Insider, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by such Insider, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

5.           In the event of the liquidation of the Trust Account without the consummation of a Business Combination, Gutierrez (the “Indemnitor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into an acquisition agreement with (a “Target”); provided, however, that such indemnification of the Company by the Indemnitor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below $10.15 (or approximately $10.09 if the over-allotment is exercised in full) per Public Share, and, provided, further, that only if such third party or Target has not executed an agreement waiving claims against and all rights to seek access to the Trust Account whether or not such agreement is enforceable. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Indemnitor shall not be responsible for any liability as a result of any such third party claims. Notwithstanding any of the foregoing, such indemnification of the Company by the Indemnitor shall not apply as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor shall notify the Company in writing that the Indemnitor shall undertake such defense.

6. (a)     In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each officer and director of the Company or any person who is party to this Agreement and who is deemed a fiduciary of the Company under the British Virgin Islands Business Companies Act, 2004, hereby agrees that until the earliest of the Company’s initial Business Combination, liquidation or such time as such party ceases to be an officer or director of the Company, such person shall present to the Company for its consideration, prior to presentation to any other entity, any suitable Business Combination opportunities of which such person or companies or entities which such person manages or controls becomes aware, subject to any pre-existing fiduciary or contractual obligations such party previously disclosed to the Company.

(b)         Each of the undersigned understands that the Company may effect a Business Combination with a single target business or multiple target businesses simultaneously and agrees that the undersigned will not participate in the formation of, or become an officer or director of, any black check company, until the earlier of such time as the Company has entered into a definitive agreement regarding its initial Business Combination, the Company has failed to complete an initial Business Combination on or prior to the Termination Date or such person ceases to be an officer and/or director of the Company; provided, however, that nothing contained herein is currently directly or indirectly associated or affiliated or by whom the undersigned is currently employed.

(c)         Each of the undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the undersigned of his or its obligations under paragraphs 6(a) and/or 6(b) hereof, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.           Each Insider’s biographical information furnished to the Company is true and accurate in all material respects and does not omit any material information with respect to such Insider’s background. Each of the questionnaires furnished to the Company by each Insider is true and accurate in all material respects.

8.           Each Insider represents and warrants that:

(a)         such Insider not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)         such Insider has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such Insider is not currently a defendant in any such criminal proceeding; and

(c)         such Insider has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9.           None of the Insiders or any of their respective affiliates will receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following:

(a)           repayment of an aggregate of $176,760 in loans and advances made to the Company by Gutierrez, to cover offering-related and organizational expenses, which loan is to be repaid out of the proceeds of the Offering upon the closing of the Offering;

(b)           reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination, provided that no proceeds of the Offering held in the Trust Account may be applied to the payment of such expenses prior to the consummation of the initial Business Combination, except to the extent paid out of the interest earned on the funds held in the Trust Account (net of taxes payable) that may be released to the Company to fund working capital requirements; and

(c)           repayment of up to $500,000 (or a higher amount) in loans made by Gutierrez, to finance transaction costs in connection with an intended initial Business Combination, provided that if the Company does not consummate an initial Business Combination, it may use a portion of the Offering proceeds held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment.  Such loans may be convertible into warrants of the post Business Combination entity at a price of $0.75 per warrant at the option of Gutierrez.

10.           Each Insider acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations, and warranties set forth herein in proceeding with the Offering.

11.           To the extent applicable, each Insider authorizes any employer, financial institution, or consumer credit reporting agency to release to the Underwriters and their legal representatives or agents (including any investigative search firm retained by the Underwriters) any information they may have about such Insider’s background and finances (“Information”), purely for the purposes of the Offering (and shall thereafter hold such information confidential).  Neither the Underwriters nor its agents shall be violating such Insider’s right of privacy in any manner in requesting and obtaining the Information and each Insider hereby releases them from liability for any damage whatsoever in that connection.

12.         Each Insider acknowledges and agrees that the Company will not consummate any Business Combination with any company with which such person has had any discussions, formal or otherwise, prior to the consummation of the Offering, with respect to a Business Combination.

13.         Each Insider acknowledges and agrees that the Company will not consummate any Business Combination that involves a company which is affiliated with any Insider unless the Company obtains an opinion from an independent investment banking firm that the Business Combination is fair to the Company’s shareholders from a financial perspective.

14.         Each Insider has full right and power, without violating any agreement to which he, she or it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and to serve as an officer of the Company or as a director on the board of directors of the Company, as applicable, and hereby consents to being named in the Registration Statement and the Prospectus as an officer and/or as a director of the Company, as applicable.

15.         As used in this Letter Agreement, (i) “Business Combination” shall mean the initial acquisition, share exchange, share reconstruction and amalgamation or contractual control arrangement with, or purchase of, all or substantially all of the assets of, or engaging in any other similar business combination with, one or more businesses by the Company; (ii) “Founder Shares” shall mean the 1,533,333 Ordinary Shares acquired by Gutierrez prior to the consummation of the Offering after giving effect to a 1.125-to-1 reverse split; (iii) “Initial Investors” shall mean the investors who are named in the Registration Statement and the Prospectus as “initial investors”; (iv) “Investor Warrants” shall mean the 3,000,000 warrants (as may be adjusted) of the Company purchased by the Initial Investors, with each warrant exercisable for one Ordinary Share at $10.00 per share (as may be adjusted), for an aggregate purchase price of $2,250,000, or $0.75 per warrant; (v) “Public Shareholders” shall mean the holders of securities issued in the Offering, provided that any Insider that acquires any such securities shall be a Public Shareholder only in respect of the Public Shares held by such Insider; (vi) “Public Shares” shall mean the Ordinary Shares sold as part of the Units in the Offering; and (vii) “Trust Account” shall mean the trust account into which a portion of the net proceeds of the Offering and the private placement will be deposited.

16.         BGS Group SA, an affiliate of Gutierrez, has agreed that commencing on the date of the Offering, it will provide to the Company at no cost, office space, secretarial, and administrative services until the earlier of (a) the successful completion of the Business Combination, or (b) the date on which the Company is dissolved and liquidated.

17.         This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

18.         No party may assign either this Letter Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written consent of the Underwriter. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on each Insider and each of such Insider’s heirs, personal representatives, successors and assigns.  Each of the parties hereto (other than the Underwriters) hereby appoints, without power of revocation, Cesar Baez, with an office at 152 West 52nd Street, 34th Floor, New York, New York 10019, as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this letter agreement.

19.         This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each Insider (i) agrees that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

20.         Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, electronic or facsimile transmission.

21.         This Letter Agreement shall terminate on the earlier of (i) the expiration of the Founder Lock-Up Period or the Investor Warrant Lockup Period, as applicable, or (ii) the liquidation of the Trust Account; provided, however, that this Letter Agreement shall earlier terminate in the event that the Offering is not consummated; and, provided, further, that paragraph 5 of this Letter Agreement shall survive any liquidation of the Company.

[Signature page follows]

Sincerely,

Julio Gutierrez

Rolando Horman

Mariana Gutierrez Garcia

Cesar Baez

Alan Menkes

Gustavo Garrido

Julian Diaz Bortolotti

Federico Bertoldo

Claudia Gomez

John Grabski

BGS Group, SA

By:	President
Title:	Julio Gutierrez

Acknowledged and Agreed:

BGS ACQUISITION CORP.

By:
Name:	Cesar Baez
Title:	Chief Executive Officer

THE PRINCERIDGE GROUP LLC

By:
Name:
Title: